As filed  with the  Securities  and  Exchange  Commission on March 12, 2002
                                                    Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        NELNET STUDENT LOAN CORPORATION-2
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)

     Nevada                                                   84-1518863
     ------                                                   ----------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


            121 South 13th Street, Suite 301, Lincoln, Nebraska 68508
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)
                            -------------------------

                        Jeffrey Noordhoek, Vice President
                        NELNET Student Loan Corporation-2
              3015 S. Parker Rd., Suite 400, Aurora, CO 80014-2906
                                 (303) 696-5699
                (Name, address, including ZIP code, and telephone
               number, including area code, of agent for service)
                              ---------------------

                                   COPIES TO:

                          Thomas H. Duncan, Esq.
                          Ballard Spahr Andrews & Ingersoll, LLP
                          1225 Seventeenth Street, Suite 2300
                          Denver, Colorado  80202
                          (303) 292-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

               Registration No. 333-93865

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE


========================= =============== ===================== ====================== ===============


 TITLE OF EACH CLASS OF    AMOUNT TO BE     PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
    SECURITIES TO BE      REGISTERED(1)    OFFERING PRICE PER    AGGREGATE OFFERING     REGISTRATION
       REGISTERED                               UNIT(2)               PRICE(2)             FEE(3)
------------------------- --------------- --------------------- ---------------------- ---------------
         Notes             $94,000,000            100%               $94,000,000           $8,648
========================= =============== ===================== ====================== ===============

(1)  The amount of securities  being  registered,  together  with  approximately
     $470,000,000 remaining amount of securities of the same class previously registered by the Registrant (Registration Statement No. 333-93865), represents the maximum aggregate principal amount of securities currently expected to be offered for sale. The amount of the filing fee associated with such previously registered securities that was previously paid was $660,000.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(3)  Registration fee is calculated on the basis of $92 per million offered.

                             --------------------


        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits described therein. Registrant hereby declares that the contents of Registration Statement No. 333-93865 are incorporated in this Registration Statement by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 8, 2002.



                                    NELNET STUDENT LOAN CORPORATION-2,
                                    a Nevada corporation



                                    By  /s/ Michael S. Dunlap
                                       ------------------------------------
                                    Michael S. Dunlap, Chairman of the Board



        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date

/s/ Michael S. Dunlap             Chairman of the Board           March 8, 2002
---------------------------
Michael S. Dunlap                 (Principal Executive Officer)

/s/ Stephen F. Butterfield        President and Director          March 8, 2002
---------------------------
Stephen F. Butterfield

/s/ Jeffrey Noordhoek             Vice-President, Secretary,      March 8, 2002
---------------------------
Jeffrey Noordhoek                 Treasurer and Director
                                  (Principal Financial and
                                  Accounting Officer)

---------------------------       Director
Ross Wilcox

---------------------------       Director
Dr. Paul Hoff

                                  Exhibit List

   Exhibit No.                     Description
   -----------                     -----------

       23.1         Consent of Kutak Rock

       23.2         Consent of Ballard Spahr Andrews & Ingersoll, LLP

       23.3         Consent of KPMG, LLP